Exhibit 99.5

Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135 | P 1-800-796-3872]
[Mailing Address: Retirement Svcs – New Business | PO Box 7903 | London, KY 40742-7903]
[TTY/TDD 1-800-833-6388]

SYMETRA [FOCUS] VARIABLE ANNUITY APPLICATION

Owner	Name (first, middle initial, last)	SSN 123-45-6789
All policyholder	John Doe
correspondence	Address (number and street, city, state, zip)	Phone No. (include area code)
will be sent to	1234 Main St. Anytown, US 00000	555-555-5555
this address.	Date of Birth	Trust	Sex	Marital Status Married
01/01/1970	☐	☒ M ☐ F
Joint Owner	Name (first, middle initial, last)	SSN
Optional,
nonqualified	Address (number and street, city, state, zip)	Phone No. (include area code)
annuities only.
Date of Birth	Trust	Sex	Marital Status
☐	☐ M ☐ F
Annuitant	Name (first, middle initial, last)	SSN
If different from
the owner(s).	Address (number and street, city, state, zip)	Phone No. (include area code)

Date of Birth	Trust	Sex	Marital Status
☐	☐ M ☐ F
Owner’s Beneficiary Designation	In the event of death of owner, surviving joint owner becomes primary beneficiary.
Beneficiary(ies)	Name (first, middle initial, last)
List any additional beneficiaries	SSN	Relationship to Owner	Percentage(%)
on a separate page, signed and	☒P	Jane A. Doe	987-65-4321	Spouse	100
dated by the owner(s).	☐P	John B. Doe Jr.	876-54-3210	Son	100
P - primary C - contingent	☒C

Plan Type	☐ IRA	☐ Roth IRA*	☒ Nonqualified	☐ 403(b) TSA
☐ SEP IRA*	☐ SIMPLE IRA*	☐ 457 Deferred Compensation	☐ 457(f)
Initial Purchase Payment $	Initial Purchase Payment $

* First tax year contribution made: Year
Transfer
Information	☐ IRC 1035 Exchange ☐ Non-Direct Rollover ☐ Direct Rollover ☐ Direct Transfer
TSA, 457, SEP and	Employer Name
SIMPLE Plans only
Investment	Purchase Payments may initially be allocated to the [Fidelity VIP Money Market Portfolio – Initial Class] and then
Instructions	will be allocated according to your investment instructions below. Use only whole percentages and the totals must equal 100%.

Initial	Subsequent
Purchase	Purchase	Scheduled
Payment	Payments	Transfers		Investment Options
20%	20%		%	[Fidelity VIP Money Market Portfolio – Initial Class]
%	%		%	[Vanguard VIF – International Portfolio – Investor Class]
%	%		%	[Vanguard VIF – REIT Index Portfolio – Investor Class]
%	%		%	[Vanguard VIF – Mid-Cap Index Portfolio – Investor Class]
20%	20%		%	[Vanguard VIF – Total Stock Market Index Portfolio – Investor Class]
%	%		%	[Fidelity VIP Index 500 Portfolio – Initial Class]
20%	20%		%	[Vanguard VIF – High Yield Bond Portfolio – Investor Class]
%	%		%	[Vanguard VIF – Total Bond Market Index Portfolio – Investor Class]
20%	20%		%	[Vanguard VIF – Balanced Portfolio – Investor Class]
%	%		%	[Ibbotson Aggressive Growth ETF Asset Allocation – Class I]
20%	20%		%	[Ibbotson Growth Asset ETF Allocation – Class I]
%	%		%	[Ibbotson Balanced ETF Asset Allocation – Class I]
%	%		%	[Ibbotson Income and Growth ETF Asset Allocation – Class I]
%	%		%	[Ibbotson Conservative ETF Asset Allocation – Class I]

Scheduled	☐	Dollar Cost Averaging: I elect to transfer $ ([$500] minimum) from the
Transfers	Sub-Account ☐ monthly or ☐ quarterly to the Sub-Accounts listed on Page 1 in the
“Scheduled Transfers” column. The minimum amount of transfer into a Sub-Account is [$50].
☐

Appreciation Sweep ([$10,000] minimum money market account value required): I elect to have the appreciation of the [Fidelity VIP Money Market Portfolio – Initial Class] transferred ☐ monthly or ☐ quarterly or ☐ semi-annually or ☐ annually to the Sub-Accounts listed on Page 1 in the “Scheduled Transfers” column. Appreciation Sweep cannot be used to transfer money to the [Fidelity VIP Money Market Portfolio – Initial Class].

☒

Sub-Account Rebalancing ([$10,000] minimum contract value required): I elect to rebalance the portion of my contract value ☒ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on Page 1 in the “Scheduled Transfers” column.

Optional Rider	☒

Guaranteed Minimum Death Benefit Age Extension Rider – This extends the guaranteed minimum death benefit to age 95. It is only available at the time of purchase. Once selected, it cannot be revoked. In order to select this rider, the Owner must be under age [75]. There is an annual charge for this rider. See the prospectus or Contract for complete details.

Telephone Transfer Authorization	☒

I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of this contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller if we are unable to confirm to our satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at [1-800-796-3872]. All telephone calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party:

Identification Information:
	Owner’s mother’s maiden name	Joint Owner’s mother’s maiden name
Owner’s	Have you received a current prospectus? ☒ Yes ☐ No
Statement	Do you have any existing life insurance or annuity contracts with this or any other company?
and	☐ Yes (complete any state specific replacement forms, if required) ☒ No
Signatures	Will this contract replace any existing annuity or insurance contract with this or any other company?
☐ Yes (complete the following and submit state specific replacement forms, if required) ☒ No
	Company Name	Contract No.

	Company Name	Contract No.

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto, may be guilty of insurance fraud.

I understand that when benefits are based on investment performance of the Separate Account, the dollar amounts of any benefits are on a variable basis and may increase or decrease based on the experience of the Separate Account. I understand they cannot be predicted or guaranteed as to fixed dollar amount. With this in mind, I believe that the Contract is consistent with my financial needs.

	Owner’s Signature	Joint Owner’s Signature (if applicable)

	Signed at (city, state) Anytown, US	Date 02/01/2007

Symetra® and the Symetra Financial logo are registered service marks of Symetra Life Insurance Company.

Agency	To the best of my knowledge the owner has an existing annuity or life insurance policy or contract?
Statement	☐ Yes (complete any state specific replacement forms, if required) ☒ No
Mail contract directly to:	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?
☐ Yes (complete any state specific replacement forms, if required) ☒ No
☒Owner
☐ Agent’s	Did the agent/registered representative present and leave the applicant insurer-approved sales material?
office for	☒ Yes ☐ No
delivery	I have reviewed the applicant’s financial status and objective and find this coverage is appropriate for his/her needs.
to owner	Licensed Agent’s Signature and Date	Agency Name and Phone No. ABC Agency 999-999-9999
	Licensed Agent (print name) John Smith	State License No. ABC123	Agent No. 98765

Symetra® and the Symetra Financial logo are registered service marks of Symetra Life Insurance Company.